Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-145779) of Aspect Medical Systems, Inc., and

(2)	Registration Statement (Form S-8 No. 333-140128) pertaining to the Amended and Restated 1998 Director Equity Incentive Plan of Aspect Medical Systems, Inc., Registration Statement (Form S-8 No. 333-37130) pertaining to the Amended and Restated 1991 Stock Option Plan, 1998 Stock Incentive Plan, 1998 Director Stock Option Plan and the Restated 1999 Employee Stock Purchase Plan of Aspect Medical Systems, Inc., and Registration Statements (Forms S-8 No. 333-124728, 333-148376 and 333-86048) pertaining to the 2001 Stock Incentive Plan of Aspect Medical Systems, Inc.;
of our reports dated March 3, 2009, with respect to the consolidated financial statements of Aspect Medical Systems, Inc. and the effectiveness of internal control over financial reporting of Aspect Medical Systems, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 3, 2009